Exhibit 3(a)

DEAN HELLER

Document Number: 20070316961-75

206 North Carson Street

Filing Date and Time: 05/3/2007 11:35 AM

Carson City, Nevada 89701-4299

Entity Number: E0332032007-5

(775) 684 5708

Website: secretaryofstate.biz

 Articles of Incorporation

           (PURSUANT TO NRS 78)

1.

Name of Corporation:

USA Therapy, Inc.

2.

Resident Agent

Todd Bauman

Name and Street

11099 Caramel Crest Ct., Las Vegas, Nevada 89135

Address

3.

Shares

Number of Shares with par value: 75,000,000   Par Value $.001

4.

Name &

Kathy Kestler

Addresses

10311 Majestic Trail, Parkland, Florida 33076

Of Board of

Todd Bauman

Directors/Trustees

11099 Caramel Crest Ct., Las Vegas, Nevada 89135

5.

Purpose

Any and All Legal Purposes

6.

Name, addresses

Todd Bauman

Signed:

/Signed/

And signature of

11099 Caramel Crest Ct., Las Vegas, Nevada 89135

incorporator

7.

Certificate of

I hereby accept appointment as Resident Agent for the above named corporation

Acceptance of

Appointment of

Signed:

/Signed/

  Date

4/30/2007

Resident Agent

Dana Anderson